Exhibit 99.1

Citius Pharmaceuticals, Inc. Corporate Presentation Winter 2017 NASDAQ: CTXR

2 Disclaimer This presentation has been prepared by Citius Pharmaceuticals, Inc. (the “Company”) for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the presenter or the Company or any director, employee, agent, or adviser of the Company. This presentation does not purport to be all - inclusive or to contain all of the information you may desire. The information contained in this presentation and the comments and remarks of the representatives of the Company made during the presentation to which this presentation relates are integrally related and, as such, are intended to be delivered and understood together. Information provided in this presentation speaks only as of the date hereof. The Company assumes no obligation to update any statement after the date of this presentation as a result of new information, subsequent events or any other circumstances. Certain information contained in this presentation and statements made orally during this presentation relates to or is based on studies, publications, surveys and other data obtained from third - party sources and the Company’s own internal estimates and research. While the Company believes these third - party studies, publications, surveys and other data to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third - party sources. In addition, no independent source has evaluated the reasonableness or accuracy of the Company’s internal estimates or research and no reliance should be made on any information or statements made in this presentation relating to or based on such internal estimates and research. This presentation also includes express and implied forward - looking statements regarding the current expectations, estimates, opinions and beliefs of the Company that are not historical facts. Such forward - looking statements may be identified by words such as “believes”, “expects”, “endeavors”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, “should” “objective” and variations of such words and similar words. The accuracy of such statements is dependent upon future events, and involves known and unknown risks, uncertainties and other factors beyond the Company’s control that may cause actual results to differ materially from what is presented herein. Investors are strongly encouraged to carefully review the Company’s SEC filings for a listing of the risks that could cause actual results to differ from these forward looking statements. These forward - looking statements speak only as of the date of this presentation and should not be construed as statements of facts. No representation or warranty, express or implied, is made by the presenter or the Company or any director, employee, agent or adviser as to the adequacy, fairness, accuracy, or completeness of the information or opinions contained in the presentation or in any statements made orally in this presentation and no liability is accepted by the Company or any such person for any loss or damage of whatever description suffered by any persons arising from any reliance on the information or any of the statements, opinions or conclusions set out in this presentation or the comments, written or oral, of any person made in connection with this presentation. Any representations and warranties will be contained only in a definitive agreement signed by the investor(s) and the Company.

3 Investment Opportunity Olympic Motto: “ Citius , Altius, Fortius ” (Faster, Higher, Stronger) x Pipeline portfolio of important, high potential, later stage drugs that address unmet medical needs x Lead product used in serious infections is entering phase 3 x Proven drugs that have very low development risk …505(b)2 regulatory pathway x Quick market acceptance (effective, safe and cost - saving/effective solutions) x Highly experienced and successful management team with extensive experience building and managing pharmaceutical companies and creating significant shareholder value and commitment to ensuring success x Approximately $18 million invested privately by founders and $14 million by the public x Multiple near - term milestones and catalysts

4 Strong, Unique Pipeline in Progressive Stages x Phase 3: Mino - Lok™ • Lead product (Mino - Lok) is a unique antibiotic lock therapy that salvages central lines in bacteremic patients, has been granted QIDP, Fast Track, and is in Phase 3. There is no approved competition nor any on the horizon. We estimate the market to be >$1 billion worldwide. x Phase 2: Hydro - Lido • Gastrointestinal product (topical hemorrhoid symptomatic treatment) Phase 2a completed with positive directional results showing improvement over components and vehicle. This product would be the only FDA approved Rx therapy for hemorrhoids. Market is >4 million Rxs and we estimate the dollar market to be >$1 billion in US. x Targeted Acquisitions • Business development activity focused on adjunctive cancer care (infection, chronic pain, nausea, etc.). Fast growing segment with exceptional opportunities.

5 Development Strategy Platform Objectives ✓ Identify later stage drug candidates that can be developed within a 3 - 4 year time horizon using a 505(b)2 regulatory pathway ✓ Acquire the most relevant and advanced technologies to provide superior product characteristics and intellectual property protection for 10 years ✓ Focus on therapeutic areas that are highly influenced by key opinion leaders (KOLs) and drugs that are prescribed by a relatively small number of physicians allowing for manageable commercialization effort ✓ Provide cost - effective or cost - saving therapies that would be endorsed by payers, patients, and providers

Antibiotic Lock Therapy for Catheter Related Bloodstream Infection (CRBSI) Mino - Lok™

7 Central Venous Catheters Central Venous Catheters (CVCs), Peripherally Inserted Central Catheter (PICCs), and Hemodialysis Central Venous Catheter PICC Hemodialysis

8 Pathogenesis of CRBSI Safdar N, Maki DG. The pathogenesis of catheter - related bloodstream infection with noncuffed short - term central venous catheters. Int Care Med . 2004;30:62 - 67. Contaminated Catheter Hub Hematogenous Skin Insertion

9 Bioﬁlm Formation Protects Colonies • Pathogens attach to the surface of the lumen in a central venous catheter and form colonies. • Colonies grow and exude a fibrous glycocalyx that protects the organisms from antibiotics, even when shown to be sensitive in vitro

10 The Problem : Catheter - Related Blood Stream Infection (CRBSI) The Solution : Mino - Lok TM to Clear the Catheter • Central venous catheters (CVCs) are life - saving vascular access ports for patients requiring long term intravenous therapy. • Of the 7,000,000 CVCs that are used annually in the US, about 500,000 become infected leading to serious, life threatening infections called CRBSIs. • These infections are associated with 12 - 25% mortality and morbidity, prolonging hospital stay and increasing the cost of care significantly. x Current SOC is to remove and replace the CVC while treating the patient for their blood stream infection with systemic antibiotic(s). The removal and replacement of the CVC is a risky and costly procedure. x Mino - Lok is the first therapy under investigation that can be used to disinfect and salvage the infected CVC avoiding the complications, discomfort and costs of removal and replacement. x There are no lock solutions under development for treating and salvaging infected CVCs. Every day in the U.S., 1,000 people contract catheter related blood stream infections (CRBSIs)… In ROW the infection rate is even higher… This Translates into a market that is > $1 billion

11 CRBSI Rates by Setting Despite recent advances, CRBSIs remain a significant issue for hospitals. 0 0.5 1 1.5 2 2.5 2006-2008 2009 2010 Pooled mean annual CRBSI rate per 1,000 central line days Year CRBSI 1 Rate by Care Setting Critical care: Medical/surgical (non-teaching) Critical care: Medical/surgical (major teaching) Inpatient ward: Medical Inpatient ward: Medical/surgical The fact that infections have not been eliminated with recent healthcare guidelines, institutional initiatives, and financial incentives underscores the need for additional intervention. Source: CDC National Healthcare Safety Network (NHSN) data accessed at http://www.cdc.gov/nhsn/dataStat.html. Joint Commissi on website accessed at http://www.jointcommission.org/assets/1/18/CLABSI_Monograph.pdf. 1 CLABSI = central line bloodstream infections. CLABSI and CRBSI are often used interchangeably, although there are differences. CLABSI refers to instances in which there is a cen tra l line in place within 48 hours prior to the onset of a primary bloodstream. The definition of CRBSI is more strict, requiring lab testing c onf irming the catheter as the source of infection.

12 The Market is Large and Receptive to a New Solution Annual Incidence of CRBSI Treatments (flushes/locks) Factors Short Term CVC Long Term CVC Number of Catheters 3 million 4 million Average Duration (days) 12 100 Catheter Days 36 million 400 million Infection Rate 2/1000 days 1/1000 days Catheters Infected 72,000 400,000 Sources: Ann Intern Med 2000; 132:391 – 402, Clev Clin J Med 2011; 78(1):10 - 17, JAVA 2007; 12(1):17 - 27, J Inf Nurs 2004;27(4):245 - 250, Joint Commission website Monograph, CLABSI a nd Internal Estimates There are approximately 250 , 000 to 500 , 000 CRBSIs annually in the U . S . CRBSIs are associated with a 12 % to 25 % mortality rate and attributable to a cost of $ 35 , 000 to $ 56 , 000 per episode . * *Maki, D. G., Kluger , D. M. & Crnich , C. J. The Risk of Bloodstream Infection in Adults With Different Intravascular Devices: A Systematic Review of 200 Publishe d P rospective Studies. Mayo Clinic Proceedings 81, 1159 – 1171 (2006)

CURRENT IDSA GUIDELINES

Long-term central venous catheter (CVC) – or port (P) – related bacteremia or fungemia

- **Complicated**
  - **Tunnel infection, port abscess**
    - **Remove** CVC/P & treat with antibiotics for 7-10 days
  - **Septic thrombosis, endocarditis, osteomyelitis**
    - **Remove** CVC/P & treat with antibiotics for 4-6 weeks; 6-8 weeks for osteomyelitis in adults
- **Uncomplicated**
  - **Coagulase-negative staphylococcus**
    - May retain CVC/P & use systemic antibiotic lock therapy for 10-14 days. **Remove** CVC/P if there is clinical deterioration persisting or relapsing bacteremia, work-up for complicated infection and treat accordingly.
  - **Staphylococcus aureus**
    - **Remove** the infected catheter and then treat with 4-6 weeks of antimicrobial therapy unless the patient has exceptions listed in Recommendation 80.
  - **Enterococcus**
    - May retain CVC/P & use systemic antibiotic for 7-14 days + antibiotic lock therapy for 7-14 days. **Remove** CVC/P if there is clinical deterioration persisting or relapsing bacteremia work-up for complicated infection and treat accordingly.
  - **Gram-negative bacilli**
    - **Remove** CVC/P & treat for 7-14 days for CVC/P salvage, use systemic & antibiotic lock therapy for 10-14 days; if no response, remove CVC/P, rule out endocarditis or suppurative thrombophlebitis, and if not present treat with antibiotic for 10-14 days.
  - **Candida spp.**
    - **Remove** CVC/P & treat with antifungal therapy for 14 days after the first negative blood culture.

Mermel L A et al. Clin Infect Dis. 2009:49:2-45

14 Current Standard of Care Remove & Replace The current standard - of - care for treating CRBSI is to remove the infected CVC and replace with a fresh, new catheter while treating the patient for their blood stream infection with systemic antibiotic(s). The removal and replacement of the CVC is a risky and costly procedure.

15 CVC Insertion Complications Complications of central vein catheterization include infection, thrombosis, occlusion, and, in particular, mechanical complications which usually occur during insertion and are closely related to the anatomic location of the central veins. • Infectious complications are reported to occur in 5% to 26% of patients, • Mechanical complications in 5% to 19%, and • Thrombotic complications in 2% to 26% (4,5). Mechanical complications associated with the insertion of central lines include arterial puncture, hematoma, hemothorax , pneumothorax, arterial - venous fistula, venous air embolism, nerve injury, thoracic duct injury (left side only), intraluminal dissection, and puncture of the aorta (6). Sources (NCBI: Annals of Translational Medicine): 4. McGee DC, Gould MK.. Preventing complications of central venous catheterization. N Engl J Med 2003;348:1123 - 33. 5. Merrer J, De Jonghe B, Golliot F, et al. Complications of femoral and subclavian venous catheterization in critically ill patients: a randomized controlled trial. JAMA 2001;286:700 - 7. 6. Polderman KH, Girbes AJ.. Central venous catheter use. Part 1: mechanical complications. Intensive Care Med 2002;28:1 - 17.

16 Locking a Central Venous Line with Mino - Lok™ Mino - Lok TM Instructions for Use 1. Aspirate the contents of the catheter lumen using the known catheter volume as a guide for the exact amount of fluid to withdraw; lumen volume is usually 0.8 to 1.0 ml. 2. Flush each lumen of the catheter with normal saline. 3. Instill the Mino - Lok solution into each catheter lumen. Fill the lumen to the known catheter volume. 4. Label the catheter: “DO NOT USE - Mino - Lok treatment in place” 5. Allow the Mino - Lok solution to remain in place for least 2 hours. 6. After the treatment time is complete, aspirate the Mino - Lok solution from catheter lumen. 7. Flush the catheter with normal saline . 8. Re - establish the IV infusion. 9. Dosing schedule is 5 to 7 days in 2 hour locks. *Mino - Lok™ is not flushed into the venous system.

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18 Phase 2b Trial Results Parameter Mino - Lok Arm N ( % ) Control Arm N ( % ) Patients 30 (100%) 60 (100%) Cancer Type - Hematologic 20 (67) 48 (80) - Solid tumor 10 (33) 12 (20) ICU Admission 4 (13) 4 (7) Mech. Ventilator 3 (10) 0 (0) Bacteremia - Gram+ 17 (57)* 32 (53) - Gram - 14 (47)* 28 (47) Neutropenia (<500 ) 19 (63) 36 (60) Microbiologic Eradication 30 (100) 60 (100) - Relapse 0 (0) 3 (5) Complications 0 (0) 8 (13) SAEs related to R&R 0 (0) 6 (10) Overall Complication Rate 0 (0%) 11** (18%) *1 polymicrobial patient had a Gram+ and a Gram – organism cultured ** 6 patients had >1 complication

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20 Ex - US Pilot Trial Results Parameter Mino - Lok Arm N (%) Control Arm N (%) Patients 20 (100%) 24 (100%) Lebanon (American University of Beirut) 9 (45) 10 (42) Brazil (Albert Einstein, Sao Paolo) 9 (45) 10 (42) Japan (St. Lukes International, Tokyo) 2 (45) 4 (17) Cancer Type - Hematologic 17/18 (94) 13/17 (76) - Solid tumor 1/18 (6) 4/17 (24) Bacteremia - Gram+ 10 (50) 15 (63) - Gram - 10 (50) 9 (37) Neutropenia (<500 ) 6 (30) 8/23 (35) Microbiologic Eradication (96 hours) 19* (95)* 20 (83) Days salvaged and retained 21 (range: 7 - 51) 2 (range: 0 - 8) * One failure was due to a highly resistant Burkholderia cepacia that was resistant to meropenem, cefazolin, cefepime, linezolid, and SMX - TMP systemic therapy.

21 Active Arm (n=350) Mino - Lok™ Solution + CVC Salvage + SOC IV Antibiotics for All organisms Control Arm (n=350) Antibiotic Lock + SOC IV Antibiotics for All Organisms [including S.aureus (incl. MRSA ), Gram - , Candida] Patients with CRBSI/CLABSI (n=700) R Mino - Lok™ Phase 3 Study Design Multi - center, randomized, open label, blinded assessor active control superiority study Primary End Point: Proportion of ITT Patients who have Overall Success at TOC week (8)

Mino-Lok™ Phase 3 Study Design (Endpoints)

Primary Endpoint: Proportion of ITT Patients who have Overall Success at TOC week 8 …(Overall Success is defined as a subject who does NOT demonstrate ANY of the following):

- All-cause mortality at Week 8;
- Catheter removal for any infection-related reason or inability to administer study drug;
- Worsening of systemic signs and symptoms of infection that result in discontinuation of lock therapy;
- Demonstration that the baseline pathogen is not eradicated from the blood at 48 hours following randomization despite 48 hours of antibiotic therapy to which the infecting organism is susceptible;
- Demonstration that the baseline pathogen has recurred by Week 8 of the study; or
- Demonstration that the baseline pathogen is part of a newly diagnosed deep-seated infection by Week 8 of the study.

Secondary Endpoints:

- Proportion of subjects in the Modified Intent-to-Treat (MITT) Population who have Overall Success at TOC;
- Proportion of subjects in the MITT and CE Populations with a response of Clinical Cure at EOT and TOC. Clinical Cure is defined as the absence of baseline CRBSI/CLABSI signs/symptoms or, in the Investigator's opinion, improvement of signs/symptoms such that no additional therapy is necessary;
- Proportion of subjects in the MITT and CE Populations with a response of microbiological eradication at EOT and TOC;
- All-cause mortality at Day 14 in the MITT Population;
- All-cause mortality at Day 28 in the MITT Population; and
- Safety and tolerability profile of subjects receiving treatment in the MLT Arm and the Control Arm as assessed by adverse events, SAEs, vital signs, clinical laboratory evaluations, and physical examinations.

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Mino-Lok™ Development Plan (as of 11/2017)



2013
2014
2015
2016
2017
2018
2019
Q1 Q2 Q3 Q4
Phase 2 Clinical Study
Phase 3 Clinical Study
CMC and Packaging Development
First Patient In
Registration Manufacturing
2nd Registration Study
FDA EOP2 Meeting
FDA CMC Meeting
FDA Interim Mtg.
FDA Review Mtg.
NDA Submission
NDA Approval

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Intellectual Property

Mino-Lok™ is supported by a robust intellectual property portfolio that provides protection until June 7, 2024 (we have received a QIDP designation providing 5 years market exclusivity, and 3 years of Hatch-Waxman market exclusivity from the time of NDA approval…extends exclusivity to 2029). Additionally, life cycle management with an improved stability product will add several more years of protection.

Creators	Description of Patent	All U.S. and Foreign Patent Applications / Patent Numbers
Issam Raad, M.D.	Antimicrobials in Combination with Chelators and Ethanol for the Rapid Eradication of Micro-organisms Embedded in Biofilm	• U.S. Patent No.: 7,601,731; • EP Ser. No.: 04754538.9; • CA Ser. No.: 2,528,522;
Issam Raad, M.D. Joel Rosenblatt, Ph.D.	Antimicrobial Catheter Lock / Flush Solutions with Enhanced Stability	• Pub. No.: US 2017/051373 A1

U.S. Patent No. 7,601,731 was filed on June 7, 2004 priority date of Provisional Application No. 60/476,555 of June 6, 2003 and issued on October 13, 2009. The expiration date is **June 7, 2024**. The claimed subject matter of U.S. Patent No. 7,601,731 includes a solution that comprises ethanol (in a specific range), EDTA and an antibiotic or antifungal that is effective in eradicating the yeast *Candida parapsilosis* or *MRSA* in a biofilm. On **November 4, 2016** application was filed that enhanced the stability of the reconstituted solution.

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25 Regulatory Protection Qualified Infectious Disease Product (QIDP) • Fast Track Status, enables frequent communication and collaboration with FDA • Priority Review, reduces the NDA review time from 12 to 6 months • Market Exclusivity, grants an additional 5 years of market exclusivity at NDA, combined with Hatch - Waxman. Fast Track Granted (October 2017) • Fast Track is a designation by the FDA to expedite review in the development of drugs which treat a serious or life - threatening condition and fills an unmet medical need. Fast Track makes investigational drugs eligible for…. • More frequent meetings with FDA to discuss the development plan and ensure collection of appropriated data needed to support approval; • More frequent correspondence with FDA about the design of the clinical trials; • Priority review to shorten the review process from 10 - 12 months to 6 months; and, • Rolling review which allows for completed sections of the New Drug Application (NDA) to be submitted and reviewed by FDA rather than waiting until the entire application is compiled and submitted for review.

26 Competitive Landscape Company/Source Product/Components Status Features/Weaknesses CorMedix (NJ, USA) Neutrolin ® taurolidine , citrate, heparin Phase III trial in Prevention in HD Available in Europe (CE Mark) Prevention only Anti - infective being used in prophylaxis Great Lakes (US) B - Lock TM trimethoprim, EDTA, ethanol Approached FDA - Refocus on EU Prevention in HD only Not clinically proven There are a number of companies attempting to compete in the CRBSI prevention antimicrobial lock market place . However, to date no company has United States regulatory approval . Additionally, most efforts in the US are focused on development of lock solutions for the prevention of CRBSI in hemodialysis (HD) patients . There are no lock solutions in development for treating CRBSI patients and salvaging indwelling, infected CVCs . The current standard - of - care is to treat the bacteremia while removing and replacing the CVC usually in a new vascular access site . There are no products being developed for treatment of infected central venous lines.

Mino-Lok™ (minocycline/disodium EDTA/ethyl alcohol)

✓Treats catheter-related blood stream infections (CRBSIs).

✓Penetrates biofilm, eradicates bacteria and salvages infected, indwelling vascular catheters while providing anti-clotting properties.

✓Will be indicated as adjunctive therapy for the treatment of Catheter-Related Blood Stream Infections (CRBSI) in combination with appropriate systemic antibiotic(s).

✓Preserves central venous access in patients highly dependent on central lines and avoids the serious and expensive complications and morbidities associated with catheter removal and reinsertion.

✓Worldwide rights with appx. 10 years of exclusivity at time of launch.

A major step forward in addressing a serious unmet medical need.

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Prescription strength topical for symptomatic hemorrhoid treatment Hydro - Lido

29 Hydro - Lido (hydrocortisone + lidocaine) Citius’ product is expected to be the first FDA - approved prescription product to treat hemorrhoids in the US • At any time, up to 5% of the U.S. population suffers from hemorrhoids, but there are no FDA - approved prescription products on the market • By age 50, more than half of all adults have to deal with the itching, discomfort and bleeding that can signal the presence of hemorrhoids • Over 10 million patients admit to symptoms of hemorrhoidal disease and one - third of them seek physician treatment • OTC hemorrhoid product sales are approximately 20 million units annually Existing Rx Treatments: “Grandfathered Products” • Several DESI topical cream formulations containing hydrocortisone and lidocaine are commonly prescribed to treat grade I and II hemorrhoids, but none are FDA - approved • In 2011, more than 4 million prescriptions were written in the U.S. for hemorrhoidal medications • Other topical DESI products for hemorrhoids contain hydrocortisone and pramoxine and have annual sales in excess of $80 million Commonly Used OTC Treatments Prescription, Non - approved Treatments

30 Phase 2a Trial Results - Positive Directional Improvement In a randomized, double blind study of topical formulations of vehicle and various strengths of components (cream, hydrocortisone, and lidocaine), Hydr0 - Lido (3% hydrocortisone + 5% lidocaine) showed directional improvement over its components and vehicle at each time data point (at Day 15, 5% lidocaine was equal to Hydro - Lido)*. This study measured improvement in Global Score of Disease Severity from a baseline (2 levels of improvement) Data suggest that Hydro - Lido may show quicker and better relief than any of its components in global improvement. 39.10% 56.50% 69.60% 18.50% 37% 40.70% 30.40% 39.10% 69.60% 24.10% 44.80% 55.20% 0% 10% 20% 30% 40% 50% 60% 70% 80% Day 3 Day 8 Day 15 Hydro-Lido 3% Hydro 5% Lido Vehicle Improvement in Global Severity * Study was not powered to show statistical significance; its purpose was to inform future study design.

31 Phase 2a Trial Results - Positive Directional Improvement Faster Relief at Day 2 * Pruritus Hydro - Lido achieved 88.9% relief at Day 2 compared to any of its components Pain and Discomfort Hydro - Lido achieved 85.7% relief of pain and discomfort at Day 2 compared to any of its components 88.90% 54.50% 77.80% 33.30% Hydro-Lido 3% Hydro 5% Lido Vehicle Day 2 Relief (Pruritus) 85.70% 50.00% 50.00% 50.00% Hydro-Lido 3% Hydro 5% Lido Vehicle Day 2 Relief (Pain and Discomfort) * Study was not powered to show statistical significance; its purpose was to inform future study design.

32 Financial Summary Cap Table a s of October 31, 2017 Shares % of Fully Diluted Basic Shares Outstanding 8,345,844 66.0% Warrants 3,346,941 26.4% Options 961,701 7.6% Fully Diluted Shares Outstanding 12,654,485 100.00% Principal Shareholders Leonard Mazur (40.0%) Myron Holubiak (6.2%) Reinier Beeuwkes , PhD (6.8%) Geoffrey Clark (6.8%) Stock Price Current Price $3.40 52 Week High $7.95 52 Week Low $2.56

Management Team Executives, Directors, & Board Members

3 4 Citius Management Team (Leadership) Leonard Mazur, Director and Chairman of the Board Mr . Mazur is highly accomplished entrepreneur and pharmaceutical industry executive with notable accomplishments in founding, building and creating value and returns for the investors . He has been instrumental in launching many brands which have been at the forefront in their respective categories . Mr . Mazur is a founder/co - founder of the following companies : Genesis, Triax , Akrimax, and Rouses Point Pharmaceuticals . He has previously served in Executive Management positions at Medicis Pharmaceuticals, ICN Pharmaceuticals, Knoll Pharma ( divison of BASF) and Cooper Laboratories . Mr . Mazur is a member of the Board of Trustees of Manor College and is a recipient of the Ellis Island Medal of Honor . Mr . Mazur received both his BA and MBA from Temple University and has served in the U . S . Marine Corps Reserves . Myron Holubiak, President & CEO and Director Mr . Holubiak has extensive experience in managing and leading both large and emerging pharmaceutical and life sciences companies . He is Co - founder, Director and CEO of Leonard Meron Biosciences, Inc . , and served as CEO until the merger with Citius Pharmaceuticals, Inc . in March 2016 . He is the former President of Roche Laboratories, Inc . , a major research based pharmaceutical company . During his tenure as President of Roche, Holubiak transformed Roche Labs into a leading antibiotic and biotechnology company . He was also founder of Emron , Inc . , a pioneering health economics and managed care consulting company, and helped to create the Academy of Managed Care Pharmacy (AMCP) . He is a former director and past Chairman of Bioscrip , Inc . , a national home infusion services provider . He is currently a director of bioAffinity , Inc . , and Assembly Biosciences, Inc . He received a BS in the double majors of Molecular Biology and Biophysics with post - graduate work in Biophysics from the U of Pittsburgh ; he received advanced business training from the Harvard Business School, the Amos Tuck School at Dartmouth, and the University of London ; and, advanced training in health economics from the University of York’s Centre for Health Economics .

35 Citius Management Team Jaime Bartushak, CFO Mr . Bartushak is an experienced finance professional for early stage pharmaceutical companies, and has over 20 years of corporate finance, business development, restructuring, and strategic planning experience . Most recently in 2014 , Mr . Bartushak helped lead the sale of PreCision Dermatology to Valeant Pharmaceuticals . Mr . Bartushak is also one of the founders of Leonard - Meron Biosciences and was instrumental in their startup as well as obtaining initial investment capital . Gary F. Talarico, EVP, Operations Mr . Talarico is highly experienced in leading commercial activities for a number of start up companies and corporate expansions . He has directed all of the commercial disciplines including marketing, sales, operations, training, trade and managed markets, and KOL development . Most recently he was partner and Executive Vice President of Leonard Meron Biosciences, and was instrumental in acquiring its lead product . Previously, Mr . Talarico served as Senior Vice President of Triax Pharmaceuticals from its founding to the sale of its assets . Mr . Talarico was also a founder and Executive Vice President of Sales and Marketing for Reliant Pharmaceuticals . Before Reliant, he was Executive Vice President of Business Development for Ventiv Health . Mr . Talarico is a graduate of Lewis University .

36 Citius Management Team Alan Lader, Ph . D . , VP, Clinical Operations Dr . Lader has over 25 years of experience in medical research . Prior to joining Citius, Dr . Lader was the Director of Clinical Operations for Ischemix , Inc . Dr . Lader was an Instructor in Medicine at Harvard Medical School and Brigham and Women’s Hospital where he taught Integrated Human Physiology, and was Principal Investigator for NIH funded studies in mechanisms of lung cancer metastasis . Dr . Lader has authored over 20 publications in peer reviewed journals and has presented more than 20 abstracts in scientific meetings . He received his Ph . D . from University of South Carolina School of Medicine . He received an MS degree from Rensselaer Polytechnic Institute in Biomedical Engineering and a BS degree in Bioengineering from Syracuse University . Andrew Scott, VP, Corporate Development Mr. Scott has 20 years of transactional experience in strategic planning, product identification, asset acquisition and capital markets communication. He is a senior investment banker providing M&A and capital market services to several emerging biotech and pharma companies.

37 Citius Board of Directors Dr. William Kane, Director Dr. Kane has served as a Clinical Professor at Duke University Medical Center since 2003. From 2006 to 2009, he served as the Chief Executive Officer of RadarFind Corporation, and from 2002 to 2003, he served as the Interim Chief Medical Officer of Mercy Fitzgerald Hospital. Dr. Kane is currently the chair of the board of directors of Research Triangle Park and was a past member of the board of directors of Pisacano Leadership Foundation and Make - A - Wish Foundation. In addition, he previously served on the Management Advisory Committee of Cornucopia House Cancer Support Center. Dr. Kane received his B.S. in Biology from the University of Scranton and his M.D. with Honors from the Temple University School of Medicine. Howard Safir , Lead Independent Director Dr. Kane has served as a Clinical Professor at Duke University Medical Center since 2003. From 2006 to 2009, he served as the Chief Executive Officer of RadarFind Corporation, and from 2002 to 2003, he served as the Interim Chief Medical Officer of Mercy Fitzgerald Hospital. Dr. Kane is currently the chair of the board of directors of Research Triangle Park and was a past member of the board of directors of Pisacano Leadership Foundation and Make - A - Wish Foundation. In addition, he previously served on the Management Advisory Committee of Cornucopia House Cancer Support Center. Dr. Kane received his B.S. in Biology from the University of Scranton and his M.D. with Honors from the Temple University School of Medicine.

38 Citius Board of Directors Suren Dutia, Director Mr. Dutia is a seasoned executive in the healthcare and medical device space. Mr. Dutia has served as Senior Fellow of the Ewing Mario Kauffman Foundation since March 2011 and as Senior Fellow of Skandalaris Center for Entrepreneurial Studies at Washington University, St. Louis since 2013. He has served as a member of the Advisory Board of Center for Digital Transformation, University of California, Irvine since May 2012 and as chairman of the board of directors of AccelPath , LLC since October 2009. Mr. Dutia received his B.S. and M.S. degrees in chemical engineering and B.A. in political science from Washington University, St. Louis. In addition, he obtained an M.B.A. from University of Dallas. Carol Webb, Director From 2000 to 2005, Ms. Webb served as Company Group Chairman of Johnson & Johnson, and from 1987 to 2000 she served in capacities including President, Vice President, Executive Director, Product Management and Senior Product Director of Ortho Biotech. Ms. Webb has worked in various at Roche Laboratories from 1972 to 1983. Carol has extensive experience in the oncology supportive care space and was responsible for the successful development and launch of several successful products, including PROCRIT® ( epoetin alfa). Ms. Webb received her B.S. in Biology from Bowling Green State University. Eugene Holuka, M.D., Director Dr. Eugene Holuka, M.D. is a Diplomate of the American Board of Internal Medicine and Medical Director of the Bay Street Health Care Center. Dr. Holuka is an Adjunct Clinical Professor at the Touro College of Osteopathy, and an attending physician at the Staten Island University Hospital.

39 Citius Scientific Advisory Board Dr. Issam Raad , M.D. Dr. Issam Raad , M.D. is Chair of MD Anderson Cancer Center’s Department of Infectious Diseases and the Endowed Distinguished Professor of Medicine. Dr. Raad is the author of the underlying patents for Mino - Lok. Dr. Raad’s innovations in prevention of bloodstream infections have been endorsed at the highest level (Category 1A) by the Center for Disease Control (CDC). He has bee n widely honored for creative research, compassionate patient care as well as outstanding mentorship and education. In 2015, Dr . Raad received the 2015 SHEA Mentor Scholar Award in recognition of his distinguished record in mentoring, over the last two decade s, fellows and junior faculty, most of whom have assumed leadership positions as heads of infection control and prevention progr ams . In 2014, Dr. Raad received the Outstanding “Gerald Bodey Distinguished Professor” Award to honor his accomplishments in advancing the field of Infections in Cancer . Dr. Mark Rupp, M.D. Dr. Mark Rupp, M.D. is a Professor and Chief of the Division of Infectious Diseases in the Department of Internal Medicine at th e University of Nebraska Medical Center. He is a Past - President of SHEA and is a past - president of ASM Division L (Infection Control/Hospital Epidemiology). Dr Rupp has served as a consultant for the Food and Drug Administration as well as the Centers for Disease Control and Prevention, NIH, and VA. Dr. Robert J. Sherertz , M.D. Dr. Robert J. Sherertz , M.D. is the Hospital Epidemiologist, Medical Director of Physician Quality Outcomes and Professor of Medicine - Infectious Disease at Wake Forest University Baptist Medical Center. Dr. Sherertz’s clinical interests include infectious diseases, outbreaks, and health care - associated infections, and his research focus is on pathogenesis and prevention of vascular catheter infections and on mechanisms of transmission of nosocomial infections.

40 Summary x Addressing attractive diversified multi - billion dollar opportunities – Adjunctive Cancer Care/Infectious Disease, Gastrointestinal Disease x Portfolio addressing recognized unmet medical needs with cost - saving or cost - effective solutions with low risk development pathways x Multiple staged near - term milestones x Highly experienced and successful Management Team, Board of Directors, and Scientific Advisory Board

41 Corporate Profile Citius Pharmaceuticals, Inc. 11 Commerce Drive First Floor Cranford, NJ 07016 908 - 967 - 6767 www.citiuspharma.com IRTH Communications Robert Haag, Managing Director 866 - 976 - 4784 CTXR@irthcommunications.com Media and Investor Relations:

Phase 2 Patient Detail Appendix 1

43 Patient Organism Bacteremia prior to ALT (Days) Blood CFU/ml prior to ALT Blood CFU/ml Conclusion of ALT Catheter Salvaged 1 E.coli 2 201 - 500 negative yes 2 AHS* 3 >1000 negative yes 3 E. coli 6 501 - 1000 negative yes 4 Coag . neg. Staph. 9 51 - 100 negative yes 5 E. coli 5 11 negative yes 6 E. coli 4 21 - 30 negative yes 7 AHS* 3 31 - 50 negative yes 8 Coag . neg. Staph. 3 >1000 negative yes 9 Coag . Neg. Staph. 8 201 - 500 negative yes 10 K. pneumoniae 3 Not quantified negative yes 11 Ps. aeruginosa 4 Not quantified negative yes 12 Coag . neg. Staph. 4 201 - 500 negative yes 13 E. coli 2 Not quantified negative yes 14 E. cloacae 4 31 - 50 negative yes 15 S. marcescens 4 31 - 50 negative yes Phase II Clinical Trial Outcomes: Catheter Salvage with Mino - Lok Therapy * AHS = α – hemolytic Streptococcus

44 Interim Pilot Trial Outcomes: Catheter Salvage with Mino - Lok Therapy Patient Organism Bacteremia prior to ALT (Days) Blood CFU/ml prior to ALT Blood CFU/ml Conclusion of ALT Catheter Salvaged 16 Ps. aeruginosa 3 11 negative yes 17 Coag . Neg. Staph . 3 201 - 500 <10 (lab contaminant) yes 18 E. coli 3 201 - 500 negative yes 19 AHS* 4 201 - 500 negative yes 20 E. cloacae 5 51 - 100 negative yes 21 E. faecalis 3 Not quantified negative yes 22 AHS 7 31 - 50 negative yes 23 MRSA** 4 Not quantified negative yes 24 MRSA** and AHS* 2 5 MRSA & 8 AHS negative yes 25 E. coli 3 Not quantified negative yes 26 Ps. aeruginosa & S. maltophilia 2 >1000 negative yes 27 S. aureus 3 Not quantified negative yes 28 E. faecalis 6 >1000 negative yes 29 MRSA** 2 101 - 200 negative yes 30 MRSA** 5 1 negative yes * AHS = α – hemolytic Streptococcus **MRSA = methicillin resistant Staphylococcus aureus

CRBSI Diagnosis and CVC R&R Complications Appendix 2

46 Diagnosis of CRBSI

47 CVC Mechanical Insertion Complications Rates by Sites of Venous Access Sites Mechanical complications, total (%) Arterial puncture (%) Hematoma (%) Pneumothorax (%) Internal jugular vein 6.3 - 11.8 6.3 - 9.4 <0.1 - 2.2 <0.2 Internal jugular vein, ultrasound guided 4 1.4 - 1.7 <0.1 - 2.2 <0.1 Subclavian vein 6.2 - 10.7 3.1 - 4.9 1.2 - 2.1 0.45 - 3.1 Femoral vein 12.8 - 19.4 9.0 - 15.0 3.8 - 4.4 0 Data are derived from several studies summarizing by … 4. McGee DC, Gould MK.. Preventing complications of central venous catheterization. N Engl J Med 2003;348:1123 - 33. 8. Kusminsky RE.. Complications of central venous catheterization. J Am Coll Surg 2007;204:681 - 96. 14. Troianos CA, Hartman GS, Glas KE, et al. Guidelines for performing ultrasound guided vascular cannulation: recommendations of the American Society of Echocardiography and the Society of Cardiovascular Anesthesiologists. J Am Soc Echocardiogr 2011;24:1291 - 318. 18. Orsi F, Grasso RF, Arnaldi P, et al. Ultrasound guided versus direct vein puncture in central venous port placement. J Vasc Access 2000;1:73 - 7.